Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-8 of NOVONIX Limited of our report dated February 28, 2024, relating to the consolidated financial statements, which appears in NOVONIX Limited’s Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers
Brisbane, Australia
December 20, 2024